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                                                    EXHIBIT 21


Subsidiaries of the Registrant                            State or
------------------------------                            Other
                                                        Jurisdiction of
Name                                                    Incorporation
-----                                                   --------------
(1) St. Paul Fire and Marine Insurance Company          Minnesota
    Subsidiaries:
      (i) St. Paul Mercury Insurance Co.                Minnesota
     (ii) St. Paul Guardian Insurance Co.               Minnesota
    (iii) The St. Paul Insurance Co.                    Texas
     (iv) The St. Paul Insurance Co. of Illinois        Illinois
      (v) St. Paul Specialty Underwriting, Inc.         Delaware
          Subsidiaries:
          (a) St. Paul Surplus Lines Insurance Co.      Delaware
          (b) St. Paul Risk Services, Inc.              Minnesota
          (c) St. Paul Medical Liability Insurance Co.  Minnesota
          (d) Athena Assurance Co.                      Minnesota
     (vi) St. Paul Property and Casualty
           Insurance Co.                                Nebraska
    (vii) St. Paul Insurance Co. of North Dakota        North Dakota
   (viii) St. Paul Fire and Casualty Insurance Co.      Wisconsin
     (ix) Economy Fire & Casualty Co.                   Illinois
          (a) Economy Preferred Insurance Co.           Illinois
          (b) Economy Premier Assurance Co.             Illinois
      (x) St. Paul Indemnity Insurance Co.              Indiana
     (xi) St. Paul Properties, Inc.                     Delaware
          Subsidiaries:
          (a) 77 Water Street, Inc.                     Minnesota
          (b) St. Paul Interchange, Inc.                Minnesota
          (c) St. Paul 345, Inc.                        Minnesota
          (d) 350 Market Street                         Minnesota
    (xii) Seaboard Surety Company                       New York
          Subsidiary:
          (a) Seaboard Surety Company of Canada         Canada
   (xiii) Northbrook Holdings, Inc.                     Delaware
          Subsidiaries:
          (a) Northbrook National Insurance Co.         Delaware
          (b) Northbrook Property and Casualty
                 Insurance Co.                          Delaware
          (c) Northbrook Indemnity Co.                  Delaware
    (xiv) St. Paul Lloyds Holdings, Inc.                Texas
     (xv) St. Paul Management Services, Inc.            Minnesota

(2) Minet Holdings, Inc.*                               New York
    Subsidiaries:
      (i) The Swett & Crawford Group, Inc.              California
     (ii) Minet Re North America, Inc.                  New York
    (iii) Minet, Inc.                                   New Jersey
     (iv) Minet Settlement Services, Inc.               Minnesota
      (v) Special Risk Services, Inc.                   New York
     (vi) SRS Insurance Services, Inc.                  California
    (vii) Minet Limited - Bermuda                       Bermuda
   (viii) Minet Risk Services (Vermont), Inc.           Vermont

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(3) St. Paul Holdings Limited                           United Kingdom
    Subsidiaries:
      (i) St. Paul Reinsurance Company
           Limited                                      United Kingdom
     (ii) St. Paul Management Limited                   United Kingdom
    (iii) St. Paul Investment Services Ltd.             United Kingdom
     (iv) St. Paul Investments Ltd.                     United Kingdom
      (v) St. Paul International Insurance
           Company Limited                              United Kingdom
     (vi) St. Paul Insurance Espana Seguros
           Y Reaseguros, S.A.                           Spain
    (vii) Camperdown UK Limited                         United Kingdom
   (viii) New World Insurance Company Ltd.              Guernsey

(4) St. Paul Reinsurance Management Corporation         New York
    Subsidiary:
      (i) Excess & Treaty Management Corporation        New York

(5) The John Nuveen Company**                           Delaware
    Subsidiaries:
      (i) John Nuveen & Co. Incorporated                Delaware
     (ii) Nuveen Advisory Corp.                         Delaware
    (iii) Nuveen Institutional Advisory Corp.           Delaware

(6) El Plata SA Argentina De Seguros                    Argentina

(7) Camperdown Corporation                              Delaware

(8) St. Paul Capital L.L.C.                             Delaware

(9) St. Paul Multinational Holdings, Inc.               Delaware
    Subsidiary:
      (i) St. Paul Insurance Company SA Limited         South Africa

(10) St. Paul Bermuda Holdings, Inc.                    Delaware
     Subsidiaries:
      (i) St. Paul (Bermuda), Ltd.                      Bermuda
     (ii) St. Paul Re (Bermuda), Ltd.                   Bermuda

(11) St. Paul Venture Capital, Inc.                     Delaware

(12) Minet Holdings Guernsey Limited                    Guernsey
     Subsidiary:
       (i) Minet Group Holdings                         United Kingdom
          (a) Minet Group*                              United Kingdom
               Subsidiaries:
              (i) JH Minet Reinsurance Brokers
                    Limited                             United Kingdom
             (ii) Minet Consultancy Services Limited    United Kingdom
            (iii) Minet Hong Kong Limited               Hong Kong
             (iv) Minet Inc.                            Canada
              (v) Minet Limited                         United Kingdom
             (vi) M.I.B. Group (Pty) Limited            South Africa
            (vii) Minet Australia Limited               Australia
           (viii) Minet Burn & Roche Pty Limited        Australia


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*Minet Holdings, Inc. and Minet Group and their listed subsidiaries also conduct insurance brokerage business through a number of wholly-owned subsidiaries and through partial ownership in a number of other brokerage companies. These additional operations, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of Dec. 31, 1996.

**The John Nuveen Company is a majority-owned subsidiary jointly owned by The St. Paul, which holds a 47% interest, and Fire and Marine, which holds a 31% interest.